UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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CADIZ INC.

(Name of Registrant as Specified in Its Charter)

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CADIZ INC.
__________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2010

To our Stockholders:

     The annual meeting of stockholders of Cadiz Inc., a Delaware corporation, will be held at the law offices of Theodora Oringher Miller & Richman PC, located at 10880 Wilshire Boulevard, Suite 1700, Los Angeles, California 90024, on Tuesday, June 8, 2010, at 11 a.m., local time, and any adjournments thereof, to consider and act upon the following matters:

(1)	The election of eight members of the Board of Directors, each to serve until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified;

(2)	Ratification of the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants for fiscal year 2010; and

(3)	The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     The accompanying proxy statement contains a more complete description of these proposals.

     Only stockholders of record at the close of business on April 20, 2010, are entitled to notice of and to vote at the annual meeting. In order to constitute a quorum for the conduct of business at the annual meeting, holders of a majority of all outstanding voting shares of our common stock must be present in person or be represented by proxy.

     Whether or not you expect to attend the annual meeting in person, please either vote your shares via Internet, by phone (detailed instructions are included on the proxy card) or date, sign and mail the enclosed proxy in the postage paid return envelope provided as promptly as possible.  The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Timothy J. Shaheen
Secretary

Los Angeles, California
April 27, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 8, 2010.

Our proxy statement and the 2009 annual report to stockholders are available at http://www.cstproxy.com/cadiz/2010

CADIZ INC.
Annual Meeting of Stockholders

TABLE OF CONTENTS

Page

INFORMATION ABOUT SOLICITATION AND VOTING	1
Record Date, Voting Securities and Quorum	1
Revocability of Proxies	2
Cost of Solicitation	2
PROPOSAL 1: ELECTION OF DIRECTORS	3
DIRECTORS AND EXECUTIVE OFFICERS	4
THE BOARD OF DIRECTORS	7
Director Independence	7
Independence of Committee Members	7
Communications with the Board	7
Meetings and Committees of the Board of Directors	8
CODE OF ETHICS	9
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
COMPENSATION DISCUSSION AND ANALYSIS	15
Compensation Philosophy	15
Elements of Compensation	15
Severance and Change in Control Provisions	17
Tax and Accounting Considerations	18
COMPENSATION COMMITTEE REPORT	18
EXECUTIVE COMPENSATION	19
Summary Compensation Table	19
Grants of Plan-Based Awards	20
Outstanding Equity Awards at Fiscal Year-End	21
Option Exercises and Stock Vested	21
Pension Benefits	22
Nonqualified Deferred Compensation	22
EMPLOYMENT ARRANGEMENTS	23
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	24
DIRECTOR COMPENSATION	26
DIRECTOR COMPENSATION POLICY	26
DIRECTOR STOCK OWNERSHIP POLICY	26
EQUITY COMPENSATION PLAN INFORMATION	27
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	27
AUDIT COMMITTEE REPORT	28
PRINCIPAL ACCOUNTANT FEES AND SERVICES	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS	30
PROPOSAL 2: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
OTHER MATTERS	32
STOCKHOLDER PROPOSALS	32
ADDITIONAL INFORMATION	32

CADIZ INC.
550 S. Hope Street, Suite 2850
Los Angeles, California 90071

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2010

INFORMATION ABOUT SOLICITATION AND VOTING

     The Board of Directors of Cadiz Inc. is soliciting proxies to be voted at the annual meeting of our stockholders to be held on Tuesday, June 8, 2010, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This proxy statement contains information that may help you decide how to vote.  These proxy materials were mailed on or about April 30, 2010, to all stockholders of record.

     Cadiz' Annual Report on Form 10-K for the year ended December 31, 2009, including audited financial statements, is being mailed to you with this proxy statement.

RECORD DATE, VOTING SECURITIES AND QUORUM

     The Board of Directors has fixed the close of business on April 20, 2010, as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting.

     On the record date, 13,677,772 shares of our common stock were outstanding.  Holders of common stock are entitled to one vote per share.  Only stockholders of record at the close of business on the record date will be entitled to vote.

     The candidates for director receiving a plurality of the votes of the shares present in person or represented by proxy will be elected (Proposal 1).  An affirmative vote of a majority of the shares present or represented by proxy and voting at the meeting is required for ratification of Cadiz' independent registered public accounting firm (Proposal 2).  If you complete, sign, and date the enclosed proxy and return it before the meeting, the persons named will vote your shares as you specify in the proxy. If you sign, date, and return your proxy but do not indicate how you wish your shares voted, they will be voted for the proposals. If you do not return a signed proxy, or submit your vote via Internet or by phone, then your shares will not be voted unless you attend the meeting and vote in person.

     To have a quorum, holders of a majority of all shares of voting stock outstanding on the record date must be present at the meeting, either in person or by proxy.  Abstentions and "broker non-votes" - shares held by brokerage firms for their clients as to which the firms have not received voting instructions from their clients and therefore do not have the authority to vote - will be counted for purposes of determining a quorum, but will be treated as neither a vote "for" nor a vote "against" the proposals.

     Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

REVOCABILITY OF PROXIES

     You may revoke a proxy any time before the voting begins in any of the following ways:

     * By giving written notice to our corporate secretary;

     * By signing and delivering a later dated proxy; or

     * By attending and voting in person at the meeting.

COST OF SOLICITATION

     We are paying the expenses of this solicitation. If requested, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies, without extra compensation, in person or by telephone, fax, e-mail, or similar means.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors has nominated the eight persons listed below for election at the annual meeting to serve as directors for a term expiring at the 2011 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

    Keith Brackpool
    Murray H. Hutchison
    Timothy J. Shaheen
    Stephen J. Duffy
    Winston H. Hickox
    Geoffrey Grant
    Raymond J. Pacini
    Stephen E. Courter

     Each of the nominees currently serves as a director and has agreed to serve as such for another term if elected.  The Board has reviewed the background of the nominees, as set out in the following page, and has determined to nominate each of the current Directors for re-election.

     The Board believes that each nominee has valuable individual skills and experience that, taken together, provide us with the variety and depth of knowledge, judgement and vision necessary to provide effective oversight of a resource development enterprise like Cadiz.  As indicated in the following biographies, the nominees have extensive and diverse experience in a variety of fields, including water policy (Mr. Brackpool and Mr. Shaheen), real estate development (Mr. Hutchison, Mr. Pacini, Mr. Duffy and Mr. Hickox), environmental stewardship (Mr. Hutchison and Mr. Hickox), agricultural development (Mr. Brackpool and Mr. Shaheen), capital raising (Mr. Brackpool, Mr. Pacini, Mr. Duffy and Mr. Grant), public accounting (Mr. Pacini, Mr. Duffy, Mr. Shaheen and Mr. Courter), and academia (Mr. Courter).

     The Board also believes that, as indicated in the biographies, the nominees have demonstrated significant leadership skills as a chief executive officer (Mr. Brackpool, Mr. Hutchison, Mr. Shaheen, Mr. Pacini, Mr. Grant and Mr. Courter), as a senior partner of a prominent accounting firm (Mr. Duffy), or in government through Cabinet service (Mr. Hickox).  All of the nominees have significant experience in the oversight of public companies due to their service as directors of Cadiz and other companies.  The Board believes that these skills and experiences qualify each nominee to serve as a director of Cadiz.

     Proxies will be voted for the election of the nominees named above unless instructions are given to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named.  Should any nominee become unable to serve as a director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may designate to fill that position.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE ELECTION OF EACH NOMINEE AS A DIRECTOR.

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain biographical information, the present occupation and the business experience for the past five years or more of each director and executive officer:

Nominees for Director:

Name	Age	Position with Cadiz

Keith Brackpool	52	Chairman of the Board, President and Chief Executive Officer

Murray H. Hutchison	71	Director

Timothy J. Shaheen	50	Director, Chief Financial Officer and Secretary

Stephen J. Duffy	56	Director

Winston H. Hickox	67	Director

Geoffrey Grant	49	Director

Raymond J. Pacini	54	Director

Stephen E. Courter	55	Director

Executive Officers who are not Directors:

Name	Age	Position with Cadiz

Richard E. Stoddard	59	Assistant Secretary, Chairman of the Board of Managers and CEO of Cadiz Real Estate LLC

     Keith Brackpool is a founder of Cadiz, has served as a member of Cadiz' Board of Directors since September 1986, and has served as President and Chief Executive Officer of Cadiz since December 1991. Mr. Brackpool assumed the role of Chairman of the Board of Cadiz on May 14, 2001, and was the Chief Financial Officer from May 19, 2003 until October 2005. Mr. Brackpool has extensive expertise in Western water policy.  He was appointed by former California Governor Gray Davis to co-chair his Agriculture and Water Transition Task Force and also served on the Governor’s Commission on Building for the 21st Century, a diverse panel that developed long-term policy proposals to meet the state’s future water, housing, technology and transportation needs.  In addition to his position at Cadiz Inc., since 1989, Mr. Brackpool has been a principal of 1334 Partners L.P., a partnership that owns commercial real estate.  Previously, Mr. Brackpool served as director and chief executive officer of North American Operations for Albert Fisher Group, a multi-billion dollar food company.

     Murray H. Hutchison was appointed a director of Cadiz in June 1997. He is also a member of the Board of Managers (an LLC's functional equivalent of a Board of Directors) of Cadiz' subsidiary, Cadiz Real Estate LLC. In his capacity as a manager of the LLC, he performs essentially the same duties on behalf of the LLC as he would as an outside director for a corporation.  Since his retirement in 1996 from International Technology Corporation (“ITC”), a publicly traded diversified environmental management company, Mr. Hutchison has been self-employed with his business activities involving primarily the management of an investment portfolio. From 1976 to 1996, Mr. Hutchison served as Chief Executive Officer and Chairman of International Technology for ITC.  Mr. Hutchison formerly served as Chairman of the Board of Texas Eastern Product Pipelines Company (TEPPCO), a publicly traded company operating in refined petroleum products, liquefied petroleum gases and petrochemical transportation and storage, prior to its acquisition by Enterprise Products Partners L.P. in October 2009.  Mr. Hutchison serves as lead director on the board of Jack in the Box, Inc., a publicly traded fast food restaurant chain; and as a director on the board of Cardium Therapeutics, Inc., a publicly traded medical technology company. Additionally, Mr. Hutchison serves as Chairman of the Huntington Hotel Corporation, owner of a privately owned hotel and office buildings, and as a director of several other non-publicly traded U.S. companies.

     Timothy J. Shaheen was appointed Chief Financial Officer and Secretary of Cadiz in November 2008, and has served as a director of Cadiz since March 1999.  Mr. Shaheen is a private investor and principal of Difinity Capital Partners LLP.  Mr. Shaheen is also the sole member and manager of AG Derivatives, L.L.C., which provided agricultural management consulting services to Cadiz in 2008.  From September 1996 to April 2005, Mr. Shaheen served as the President, Chief Executive Officer and a director of Sun World International.  Mr. Shaheen also served as a Governor appointee to the Los Angeles Regional Water Quality Control Board from 1999 through 2005 and as Chairman of the Food Security Task Force for the United Fresh Fruit and Vegetable Association from 2001 through 2003.  Prior to joining Sun World, Mr. Shaheen served as a senior executive with Albert Fisher North America, a publicly traded domestic and international produce company from 1989 to 1996.  Prior to his employment with Albert Fisher, Mr. Shaheen has seven years of experience with the accounting firm of Ernst & Young LLP. Mr. Shaheen is a certified public accountant.

     Raymond J. Pacini was appointed a director of Cadiz effective June 16, 2005.  Mr. Pacini was originally appointed to the Board as a nominee of ING pursuant to the rights of ING, our prior lender, as a former holder of Cadiz' Series F preferred stock.  As of June 29, 2006, Cadiz' loan with ING was paid in full and ING's right to designate members of our Board of Directors was terminated.  Mr. Pacini remained on the Board as a designee of Peloton, our lender after ING, pursuant to the right of Peloton to designate a single director under the terms of Cadiz' credit facility with Peloton.  As of April 16, 2008, LC Capital Master Fund acquired the interest of Peloton in our credit facility.  Peloton’s right to designate a director was personal to Peloton and was not assigned to LC Capital Master Fund.  Mr. Pacini remained on our Board as a director but not as the designee of any entity.  Since May 1998, Mr. Pacini has been the President, Chief Executive Officer and a Director of California Coastal Communities, Inc., a publicly traded (NASDAQ:CALC) residential land development and homebuilding company operating in Southern California. On October 27, 2009, California Coastal Communities, Inc. and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Central District of California. From June 1990 until May 1998, Mr. Pacini was the Chief Financial Officer of CALC (formerly known as Koll Real Estate Group, Inc. and Henley Properties, Inc.).  Mr. Pacini has seven years of experience as a certified public accountant with the accounting firm of Coopers & Lybrand (now known as PricewaterhouseCoopers LLP).

     Stephen J. Duffy was appointed a director of Cadiz effective July 3, 2006.  Mr. Duffy is currently a Managing Director with Moss Adams Capital LLC, a provider of investment banking services.  Prior to joining Moss Adams Capital LLC, Mr. Duffy served as a Managing Principal for KayEl Capital LLC, a real estate investment company.  In 2007, Mr. Duffy was a Principal/Senior Vice President with IHP Capital Partners, a leading institutional investor in residential housing.  From 2004 – 2006, Mr. Duffy served as Chief Operating Officer for Western National Realty Advisors.  Prior to joining Western National Realty Advisors, Mr. Duffy was the Partner-in-Charge of Real Estate Capital Markets for the Western U.S. with Ernst & Young, LLP.  Ernst & Young, LLP merged with Kenneth Leventhal & Company in 1995, and Mr. Duffy was the Managing Partner of Kenneth Leventhal & Company's Real Estate Consulting Practice in Newport Beach, California at that time.

     Winston Hickox was appointed a director of Cadiz effective October 2, 2006.   Mr. Hickox is currently a partner at California Strategies, a public policy consulting firm.  From 2004 - 2006 Mr. Hickox completed a two-year assignment as Sr. Portfolio Manager with the California Public Employees’ Retirement System (CalPERS) where he assisted with the design and implementation of a series of environmentally oriented investment initiatives in the Private Equity, Real Estate, Global Public Equities, and Corporate Governance segments of the fund’s $211 billion investment portfolio.  Prior to his assignment at CalPers, from 1999 - 2003, Mr. Hickox served as Secretary of the California Environmental Protection Agency and a member of the Governor’s cabinet.  Mr. Hickox’s environmental policy experience also includes membership on the board of the California League of Conservation Voters, including a four-year term as Board President  (1990 - 1994); and two years on the boards of Audubon California and Sustainable Conservation  (2004 - 2006).  Additionally, Mr. Hickox is currently serving as a member of the board of Thomas Properties Group, a publicly traded full service real estate investment firm, Optimal Technologies International Inc., a privately held corporation in the energy technology sector, and as a member of the Sacramento County Employees’ Retirement System board. Earlier in his professional career, Mr. Hickox was a partner and Managing Director with LaSalle Advisors, Ltd., a major force in the world's real estate capital markets, and a Managing Director with Alex Brown Kleinwort Benson Realty Advisors Corp., where he served as head of the firm’s Portfolio Management Group.

     Geoffrey Grant was appointed a director of Cadiz effective January 22, 2007. Mr. Grant is presently a Managing Partner and the Chief Investment Officer of Grant Capital Partners founded in 2008. Prior to founding Grant Capital Partners, Mr. Grant was a Managing Partner and the Chief Investment Officer of Peloton Partners LLP, a global asset management firm.  Mr. Grant co-founded Peloton Partners LLP in 2005.  Mr. Grant’s career in financial markets spans 27 years beginning at Morgan Stanley in 1982 in foreign exchange options and currency derivatives, then with Goldman Sachs from 1989 to 2004 where he ultimately served as Head of Global Foreign Exchange and Co-head of the Proprietary Trading Group in London.

     Stephen E. Courter was appointed a director of Cadiz effective October 9, 2008.  Mr. Courter was originally appointed to the Board as a designee of LC Capital Master Fund for a term expiring at the 2009 annual meeting of stockholders.  Mr. Courter remained on the Board but not as a designee of any entity.  Mr. Courter is currently on the faculty of the McCombs School of Business, University of Texas at Austin (“McCombs”).  Mr. Courter also serves as a director of Pointserve, a privately held information technology firm in Austin, Texas.  Prior to joining the faculty of McCombs, Mr. Courter served as CEO and Director of Broadwing Communications from 2006 to 2007.  Prior to holding that position, Mr. Courter served as CEO and Chairman of NEON Communications from 2000 to 2006.  Prior to 2000, Mr. Courter held various executive positions, both in the United States and Europe in several major telecommunication firms.

     Richard E. Stoddard serves as Chairman and Chief Executive Officer of the Board of Managers of Cadiz Real Estate LLC, a wholly-owned subsidiary of Cadiz, as a consultant, directing the Company’s legal activities and development of the Cadiz Valley water project and other Cadiz real estate assets.  Mr. Stoddard also serves as the Assistant Secretary of Cadiz.  In addition, since 1988, Mr. Stoddard has served as the Chairman and CEO of Kaiser Ventures LLC, an unrelated company involved in real estate development and waste management projects in southern California.

THE BOARD OF DIRECTORS

     Directors of Cadiz hold office until the next annual meeting of stockholders or until their successors are elected and qualified.  There are no family relationships between any directors or current officers of Cadiz.  Officers serve at the discretion of the Board of Directors.

     The Board of Directors is responsible for our management and direction and for establishing broad corporate policies, including our leadership structure.  Mr. Brackpool currently serves as both Chairman of the Board  and Chief Executive Officer. The Board believes that having Mr. Brackpool serve in both capacities is in the best interests of Cadiz and its stockholders because it enhances communication between the Board and management and allows Mr. Brackpool to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges.  The Board believes that the appointment of lead independent Directors for each of its key committees, as well as its overall majority of independent Directors, allow it to maintain effective oversight of management. In addition, the Board of Directors and various committees of the Board regularly meet to receive and discuss operating and financial reports presented by the Chief Executive Officer and other members of management as well as reports by experts and other advisors.

     Assessing and managing risk is the responsibility of the management of Cadiz.  The Board of Directors oversees and reviews certain aspects of the Company’s risk management efforts.  Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the objectives of and risks associated with these plans.

    In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

DIRECTOR INDEPENDENCE

     Messrs. Hutchison, Duffy, Pacini, Hickox, and Courter have all been affirmatively determined by the Board to be "independent" under all relevant securities and other laws and regulations, including those set forth in SEC and regulations and pertinent listing standards of the NASDAQ Global Market, as in effect from time to time.

     The Company's independent directors meet routinely in executive session without the presence of management.  The Company does not have a lead independent director.

INDEPENDENCE OF COMMITTEE MEMBERS

     The Board maintains three committees, whose functions are described below.  The Board has determined that all members of its committees are independent.  Each committee maintains a written charter detailing its authority and responsibilities.  These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant and are available in their entirety on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy.

COMMUNICATIONS WITH THE BOARD

     Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors c/o Timothy J. Shaheen, Corporate Secretary, Cadiz Inc., 550 S. Hope Street, Suite 2850, Los Angeles, California 90071.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2009, the Board of Directors held five formal meetings, conferred on a number of occasions through telephone conferences, and took action, when appropriate, by unanimous written consent.  All members of the Board of Directors were present at each meeting, with the exception of Mr. Grant, who was unable to attend one meeting.

     The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, each of which is comprised entirely of directors whom the Board has affirmatively determined to be independent, as they meet the objective requirements set forth by the NASDAQ Global Market and the SEC, and have no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

     The Audit Committee is responsible for (i) considering the adequacy of the Company's internal accounting control procedures, (ii) overseeing the Company's compliance with legal and regulatory requirements, (iii) reviewing the independent auditor's qualifications and independence, (iv) the appointment, compensation and oversight of all work performed by the independent registered public accounting firm and (v) overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.  The Committee advises and makes recommendations to the Board of Directors regarding the financial, investment and accounting procedures and practices followed by the Company.  The Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy.  The Audit Committee is currently composed of Mr. Pacini, Mr. Duffy, Mr. Hickox and Mr. Courter.  The Board has determined that all members of its Audit Committee are independent.  The Audit Committee met four times during the year ended December 31, 2009.  All the members of the Audit Committee were present at each meeting.

     The Compensation Committee oversees compensation of the Chief Executive Officer and key executives and oversees regulatory compliance with respect to the Company's compensation matters.  The Committee also oversees the Company's compensation policy applicable to senior management of the Company and advises and makes recommendations to the Board of Directors regarding the compensation of directors and executive officers.  The Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy.  The Compensation Committee is currently composed of Mr. Hutchison, Mr. Pacini, Mr. Duffy, Mr. Hickox and Mr. Courter.  The Board has determined that all members of its Compensation Committee are independent.  The Compensation Committee met three times during the year ended December 31, 2009.  All the members of the Compensation Committee were present at each meeting.

     The Corporate Governance and Nominating Committee is responsible for the establishment of procedures for the Committee's oversight of the evaluation of the Board and management.  The Committee makes recommendations to the Board of corporate guidelines applicable to the Company.  The Committee is also responsible for the identification and recommendation to the Board of qualified candidates for nomination to the Company's Board of Directors. The Committee will consider director candidates recommended by stockholders provided the nominations are received on a timely basis and contain all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the proposed nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner.  The Corporate Governance and Nominating Committee will consider nominees suggested by stockholders on the same terms as nominees selected by the Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee believes that nominees for election to the Board of Directors must possess certain minimum qualifications.  The Committee will consider a candidate's judgment, skill, diversity, experience with businesses and other organizations of comparable size, financial background, beneficial ownership of the Company, and the interplay of the candidate's experience with the experience of other Board members, among other factors, in assessing a candidate.  Although the Committee does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the Board.  Except as set forth above, the Corporate Governance and Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a stockholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by stockholders).  These issues will be considered by the Corporate Governance and Nominating Committee, which will then make a recommendation to the Board.  The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy.   The Corporate Governance and Nominating Committee is currently composed of Mr. Hutchison, Mr. Pacini, Mr. Duffy, and Mr. Hickox.  The Board has determined that all members of its Corporate Governance and Nominating Committee are independent. The Corporate Governance and Nominating Committee met once during the year ended December 31, 2009.  All the members of the Corporate Governance and Nominating Committee were present at the meeting.

     The Board of Directors has determined that Mr. Pacini, a member of the Company's Audit Committee, is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K under the Securities Act.

     Cadiz does not have a policy regarding director attendance at its annual meetings. Mr Shaheen was the only director in attendance at Cadiz’ 2009 annual meeting of stockholders.

CODE OF ETHICS

     Cadiz has adopted a code of ethics that applies to all of its employees, including its chief executive officer and chief financial officer.  A copy of the code of ethics may be found on Cadiz' website at http://www.cadizinc.com. Any employee who becomes aware of any existing or potential violation of the code of ethics is required to report it.  Any waivers from and amendments to the code of ethics granted to directors or executive officers will be promptly disclosed on the Company's website at http://www.cadizinc.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires Cadiz' directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cadiz' equity securities ("reporting persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Cadiz.  Reporting persons are required by Commission regulations to furnish Cadiz with copies of all Section 16(a) forms they file.

     To Cadiz' knowledge, based solely on a review of the copies of reports and amendments thereto on Forms 3, 4 and 5 furnished to us by reporting persons and forms that we filed on behalf of certain directors and officers, during, and with respect to, Cadiz' fiscal year ended December 31, 2009, and on a review of written representations from reporting persons to Cadiz that no other reports were required to be filed for such fiscal year, all Section 16(a) filing requirements applicable to Cadiz' reporting persons were satisfied in a timely manner, except that a Form 4 filing of LC Capital Master Fund was inadvertently filed late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Cadiz voting securities, as of the record date for the annual meeting, by each stockholder who we know to own beneficially more than five percent of our common stock, and by each director, each named executive officer, and all directors and executive officers as a group, excluding, in each case, rights under options or warrants not exercisable within 60 days.  All persons named have sole voting power and investment power over their shares except as otherwise noted.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
LC Capital Master Fund LC Capital Partners LP LC Capital Advisors LLC LC Capital International LLC Steven Lampe Richard F. Conway c/o Lampe, Conway & Co., LLC 680 Fifth Avenue, 12th Floor New York, New York 10019-5429	2,498,377(1)	16.21%

Persistency Capital LLC Andrew Morris 1270 Avenue of the Americas Suite 2100 New York, NY 10020	1,149,128(2)	8.40%

Pictet Asset Management SA 60 Route Des Acacias Geneva 73 Switzerland CH – 12 11	839,792(3)	6.14%

Altima Partners LLP Mark Donegan Dominic Redfern 23 Savile Row 6th Floor London W1S 2ET United Kingdom	768,454(4)	5.60%

Frost Gamma Investment Trust 4400 Biscayne Blvd Miami, FL 33137	740,187(5)	5.41%

Keith Brackpool c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	314,103(6)	2.27%

Richard E. Stoddard c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	176,978(7)	1.28%

Timothy J. Shaheen c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	100,997 (8)	*

Murray Hutchison c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	14,140	*

Raymond J. Pacini c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	5,441	*

Stephen J. Duffy c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	3,931	*

Winston H. Hickox c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	3,712	*

Geoffrey Grant c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	3,493	*

Stephen Courter	1,413	*
c/o 550 S. Hope Street, Suite 2850
Los Angeles, CA 90071

All Directors and officers as a group (nine individuals)	624,208(6)(7)(8)	4.46%
______________________________________________________________

*	Represents less than one percent of the 13,677,772 outstanding shares of common stock of Cadiz as of the record date.

Footnotes

(1.)	Based on Form 4 filed on November 6, 2009 with the SEC by LC Capital Master Fund Ltd., information provided by LC Capital Master Fund Ltd. and Cadiz corporate records.

Includes 585,000 shares of common stock issuable upon conversion of $4,095,000 in principal under our credit facility (the "Loan") as of April 20, 2010 at a conversion rate of $7.00 per share and 1,025,579 shares of common stock issuable upon conversion of $35,895,272 in principal and interest under the Loan as of April 20, 2010 at a conversion rate of $35.00 per share.  Does not include 243,024 shares of common stock issuable upon conversion of a maximum of an additional $8,505,832 in interest which may accrue in favor of LC Capital Master Fund Ltd. during the term of the Loan, assuming no further extension of the maturity date of the Loan. Of the 243,024 shares of common stock, only 11,426 shares were beneficially owned by LC Capital Master Fund Ltd. as of April 20, 2010 as a result of common stock issuable upon conversion of $399,903 of interest, which is the amount of interest that will have accrued within 60 days of April 20, 2010. These shares are included.

Does not include 177,833 shares of stock issuable in the event of a further two year extension of the maturity date of the Loan.

Includes 96,000 shares issuable upon the exercise of the warrants acquired in our November 2008 private placement and 20,880 shares of stock issuable upon the exercise of warrants acquired in our October 2009 private placement.

These securities also may be deemed to be beneficially owned by LC Capital Partners, LP ("Partners"), LC Capital Advisors LLC ("Advisors"), Lampe Conway, LC Capital International LLC ("International"), Steven G. Lampe (“Lampe”) and Richard F. Conway ("Conway") by virtue of the following relationships: (i) Partners' beneficially owns one-third of the outstanding shares of the Master Fund; (ii) Advisors is the sole general partner of Partners; (iii) Lampe Conway acts as investment manager to Partners and the Master Fund pursuant to certain investment management agreements, and as a result of such agreements, Lampe Conway shares voting and dispositive power over the securities; (iv) International acts as investment advisor to the Master Fund pursuant to an investment advisory agreement and, as a result, International shares voting and dispositive power over the securities; and (v) Lampe and Conway act as the sole managing members of each of Advisors, Lampe Conway and International and are the natural persons with voting and dispositive power over these securities.

LC Capital and/or its affiliates have designated Mr. Stephen E. Courter, a director of the Company, as their designee on our Board of Directors.

(2.)	Based upon a Schedule Form 13G/A filed on February 16, 2010 with the SEC, the listed related entities beneficially own an aggregate of 1,149,128 shares of Cadiz common stock.

(3.)
Based upon a Schedule Form 13G filed with the SEC on January 13, 2010 and Cadiz corporate records of stock issuances, Pictet Asset Management SA beneficially owns an aggregate of 839,792 shares of Cadiz common stock and has sole voting and dispositive power of the stock.

(4.)
Based upon a Schedule Form 13G/A filed on February 12, 2010 with the SEC and Cadiz corporate records of stock issuances, the listed related entities own an aggregate of 768,454 shares of Cadiz common stock and have shared voting and dispositive power of the stock. Includes 48,000 shares of stock issuable upon the exercise of warrants acquired in our October 2009 private placement.

(5.)
Based upon a Schedule 13G/A filed on February 8, 2010 with the SEC, Frost Gamma Investment Trust beneficially owns an aggregate of 740,187 shares of Cadiz common stock and has sole voting and dispositive power of the stock.

(6.)
Includes 85,000 shares issued under the 2009 Equity Incentive Plan. Mr. Brackpool has a contractual agreement not  to sell any of these shares for a period of three years ending January 14, 2013. Includes 166,667 shares underlying presently exercisable options.  Does not include 66,667 options which will vest on January 14, 2011 and 66,666 options which will vest on January 14, 2012.

(7.)	Includes 116,667 shares underlying presently exercisable options. Does not include 16,667 options which will vest on January 14, 2011, and 16,666 options which will vest on January 14, 2012.

(8.)
Includes 30,000 shares issued under the 2009 Equity Incentive Plan.  Mr. Shaheen has a contractual agreement not to sell any of these shares for a period of three years ending January 14, 2013.  Also includes 33,334 shares underlying presently exercisable options which vested on January 14, 2010.  Does not include 33,333 options which will vest on January 14, 2011, and 33,333 options which will vest on January 14, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY

     Our executive compensation programs are designed to enhance operating performance and to maximize the long-term value of our assets and stockholder value by aligning the financial interests of the executive officers and management with those of our stockholders.  Such a compensation program helps to achieve Cadiz' business and financial objectives and provide incentives needed to attract and retain well-qualified executives in a highly competitive marketplace.

     Our development activities are inherently long-term in nature.  Our quarterly and annual results of operations have not, and in the near term are not expected to, bear a direct relationship to the progress made by us in the development of our land and water resources.  Accordingly, in order to achieve our basic goal of matching the financial interest of our executive officers and management with those of our stockholders, our compensation program emphasizes long-term incentives.  In this respect, our compensation program is weighted more heavily towards long-term incentives than is typical of other companies with similarly sized asset portfolios.  Through the programs described below, a very significant portion of our executive compensation is linked to share price appreciation and corporate performance.

     Our Board of Directors has formed a Compensation Committee which is responsible for reviewing and establishing the compensation payable to our executive officers, including our Chief Executive Officer.  For executive officers other than the Chief Executive Officer, the Committee establishes compensation levels based, in part, upon the recommendations of our Chief Executive Officer.  Currently, we have only three executive officers, including our Chief Executive Officer.  The Compensation Committee is therefore able to consider the performance of each officer on an individual basis in adjusting base salary levels and in determining additional incentive compensation, such as the cash awards and long term incentives discussed below.

ELEMENTS OF COMPENSATION

     Our compensation program has three primary components: base salary, performance-based cash awards and long-term incentives through stock awards.

     BASE SALARY  Base salaries for our named executives depend on the scope of their responsibilities, their leadership skills and values, their performance and length of service.  Decisions regarding salary increases are affected by the named executive’s current salary and the amounts paid to their peers within and outside the company.  No specific or set formula has been used to tie base salary levels to precise measurable factors; rather, current base salaries have been established by agreements negotiated directly with our key executives.

     Our Chief Executive Officer, Mr. Keith Brackpool, is charged with the overall responsibility for our company's performance.

     The Compensation Committee has taken Mr. Brackpool's ongoing role in the development of our properties into consideration in entering into an amended and restated employment agreement with Mr. Brackpool effective May 22, 2009.  Under this amended and restated agreement, Mr. Brackpool's base salary remains unchanged at $400,000 and he received an immediate grant of 60,000 shares of common stock under our 2007 Management Equity Incentive Plan.  The agreement provides for Mr. Brackpool's participation in a Long Term Transaction Incentive Plan in addition to allowing for his participation in other management incentive programs that the Board may adopt, including discretionary annual bonuses.  In January 2010, Mr. Brackpool received 85,000 restricted shares of common stock pursuant to a contractual agreement not to sell any of those shares for a period of three years ending on January 14, 2013, and options to purchase 200,000 shares of common stock at an exercise price of $11.50 per share under our 2009 Equity Incentive Plan that vest 1/3 when issued, 1/3 on January 14, 2011 and 1/3 on January 14, 2012.

     Mr. Richard Stoddard serves as Chairman and Chief Executive Officer of the Board of Managers of Cadiz Real Estate LLC, our subsidiary holding title to our land and water assets, pursuant to a consulting agreement with us.  Effective January 1, 2007, Mr. Stoddard received an increase in his monthly consulting fee to $25,000 given his role in advancing the company's interests during the last several years, as well as the importance of his ongoing role in the development of our properties.  He had been receiving a monthly consulting fee of $20,833 since the commencement of his consulting agreement in 2002.  In January 2010, Mr. Stoddard received options to purchase 50,000 shares of common stock at an exercise price of $11.50 per share under our 2009 Equity Incentive Plan that vest 1/3 when issued, 1/3 on January 14, 2011 and 1/3 on January 14, 2012.

    Effective November 19, 2008, Mr. Timothy J. Shaheen became our Chief Financial Officer.  Initially, he received compensation for such services in the amount of $10,000 per month, in addition to the compensation payable to him for his consulting services to the company under the existing consulting agreement between AG Derivatives, L.L.C. and Cadiz and the compensation he received for service in 2008 as a non-employee director under our Outside Director Compensation Plan.  As of January 1, 2009, Mr. Shaheen was no longer eligible to participate in our Outside Director Compensation Plan and his compensation for service as our Chief Financial Officer was adjusted to enable him to receive the amount he would have otherwise received under the Outside Director Compensation Plan.  Effective May 22, 2009 we entered into a formal employment agreement with Mr. Shaheen providing for a base salary of $300,000, consistent with what he had theretofore been receiving on a month to month basis, and an immediate grant of 30,000 shares of common stock under our 2007 Management Equity Incentive Plan.  The agreement provides for Mr. Shaheen's participation in a Long Term Transaction Incentive Plan in addition to allowing for his participation in other management incentive programs that the Board may adopt, including discretionary annual bonuses.  In January 2010, Mr. Shaheen received 30,000 restricted shares of common stock pursuant to a contractual agreement not to sell any of those shares for a period of three years ending on January 14, 2013, and options to purchase 100,000 shares of common stock at an exercise price of $11.50 per share under our 2009 Equity Incentive Plan that vest 1/3 when issued, 1/3 on January 14, 2011 and 1/3 on January 14, 2012.

     PERFORMANCE-BASED CASH AWARDS.  The Compensation Committee believes that it is important to offer cash incentives to executives for the achievement of specified objectives that yield increased value for stockholders.  Although the Compensation Committee relies primarily upon the grant of equity based awards to reward executive performance (see "Long-Term Incentives" below), the Compensation Committee will utilize performance-based cash awards from time to time to provide additional incentives.

     LONG-TERM INCENTIVES.  The primary form of incentive compensation that we expect to offer to our executives consists of long-term incentives in the form of milestone based project participation or equity awards.  This form of compensation is intended to help retain executives and motivate them to improve our long-term performance and hence long-term stock market performance.  The value of these equity based awards will increase as our stock price increases.

     The Compensation Committee views the grant of equity based awards as both a reward for past performance and an incentive for future performance.  Equity based awards may vest immediately upon grant, with the passage of time, at the discretion of the Board, and/or upon the achievement of certain specific performance goals.

     In December 2003, the Compensation Committee, the Board of Directors and our senior secured lender agreed to implement a Management Equity Incentive Plan (the "2003 Incentive Plan"), which provided equity based awards to our key personnel.  All shares and options authorized for issuance under the 2003 Incentive Plan have been allocated.

     In order for the company to continue to utilize equity based awards as our primary form of incentive compensation after all shares and options in our 2003 Incentive Plan were allocated, in March 2007 the Board approved a new management equity incentive program (the "2007 Incentive Plan") which was approved by our stockholders at the Company’s 2007 Annual Meeting of Stockholders.  1,050,000 shares were reserved for issuance under the 2007 Incentive Plan, and all but 100,000 of such shares were allocated for issuance at the time of approval of the 2007 Plan.

       Of the 1,050,000 shares reserved under the 2007 Incentive Plan, 800,000 were designated as Milestone-Based Deferred Stock, none of which were ultimately issued.  600,000 of such 800,000 shares were allocated for issuance to Mr. Brackpool, and 200,000 to Mr. Stoddard, with such issuance subject to the satisfaction of certain milestone conditions relating to the trading price of our common stock during the period commencing March 13, 2007 and ending March 12, 2009.  The milestone conditions were not satisfied by March 12, 2009, resulting in the expiration of all 800,000 shares.

     Of the remaining 250,000 shares reserved under the 2007 Incentive Plan, 150,000 were allocated to Mr. Stoddard as Time-Based Deferred Stock, which vested  in three equal installments on January 1, 2008, January 1, 2009 and January 1, 2010.   This left 100,000 shares, of which 10,000 were issued to an employee in the form of stock options, and the remaining shares were issued concurrently with the execution by Mr. Brackpool of an Amended and Restated Employment Agreement and by Mr. Shaheen of a formal employment agreement, both of which were effective May 22, 2009, in the amounts of 60,000 shares and 30,000 shares, respectively.

      As a result of the foregoing, by mid-2009, no shares remained available for issuance under the 2007 Incentive Plan.  Therefore, in order for us to continue to utilize equity based awards as our primary form of incentive compensation, it became necessary for us to implement a new equity incentive program.  In December 2009 the Board and our senior secured lender approved a new equity incentive program (the “2009 Incentive Plan”) which was approved by our stockholders at the Company’s 2009 Annual Meeting of Stockholders.  850,000 shares were reserved for issuance under the 2009 Incentive Plan, of which no more than 300,000 shares can be issued as full share grants.  In January 2010, the Company granted 115,000 restricted shares of common stock and options to purchase 387,500 shares of common stock at an exercise price of $11.50 per share to employees and consultants under the 2009 Incentive Plan.  In February 2010, the Company granted options to purchase 15,000 shares of common stock at an exercise price of $11.75 per share to an employee under the 2009 Incentive Plan

SEVERANCE AND CHANGE IN CONTROL PROVISIONS

     Our compensation arrangements with Messrs. Brackpool, Shaheen and Stoddard provide for certain severance provisions and benefits associated with various termination scenarios, as well as certain vesting acceleration for equity-based compensation in the event of a change-in-control.  The severance and change in control provisions are designed to be competitive in the marketplace and provide security for these executives in the event that the Company is acquired and their position is impacted.  This will allow our executives to consider and implement transformative transactions of significant benefit to our stockholders without undue concern over their own financial situations.

     A summary of the severance and change-in-control provisions applicable to compensation arrangements with our executive officers named in the Summary Compensation Table, along with a quantification of the benefits available to each named officer as of December 31, 2009, can be found in the section of this proxy statement captioned "Potential Payments upon Termination or Change in Control".

TAX AND ACCOUNTING CONSIDERATIONS

Impact of Code Section 162(m)

     The Compensation Committee has considered the impact of provisions of the Internal Revenue Code of 1986, specifically Code Section 162(m). Section 162(m) limits to $1 million our deduction for compensation paid to each of our executive officers, which does not qualify as "performance based".

     Shares of stock issued to executives under the 2003 Incentive Plan, 2007 Incentive Plan and 2009 Incentive Plan do not qualify as performance-based compensation, and therefore, the portion of the compensation expense related to the Plans that exceeds $1 million is not deductible.

     In light of our federal and state net operating loss carryforwards (approximately $100.3 million and $50.6 million as of December 31, 2009, respectively), we do not expect the tax deductions lost as a result of the application of Section 162(m) to have a material impact upon our financial results.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company.  Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Murray H. Hutchison, Chairman
Raymond J. Pacini
Stephen J. Duffy
Winston H. Hickox
Stephen E. Courter

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows the compensation awarded to, earned by, or paid during the years ended December 31, 2009, 2008 and 2007, to our chief executive officer, our chief financial officer,  and to the chief executive of our subsidiary, Cadiz Real Estate LLC.

     In particular, $4,917,000 and $1,639,000 attributed in the Stock Awards column of the table for 2007 to Keith Brackpool and Richard Stoddard, respectively, relate to conditional stock awards for which the vesting conditions were not satisfied.  No shares will be issued to Messrs. Brackpool and Stoddard with respect to these conditional awards.  See footnotes 4 and 8 below.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	All Other Compensation(3) ($)	Total ($)
Keith Brackpool Chairman, Principal Executive Officer and President	2009 2008 2007	400,000 400,000 400,000	- - -	300,000 - 4,917,000(4)	- - -	48,760 45,431 29,457	748,760 445,431 5,346,457
Timothy J. Shaheen Principal Financial Officer and Secretary(5)	2009 2008 2007	300,000 14,000 -	- - -	159,071(6) 18,877(6) -	- - -	11,987 180,000(7) -	471,058 212,877 -
Richard E. Stoddard Chairman, Cadiz Real Estate LLC	2009 2008 2007	300,000 300,000 300,000	- - -	- - 4,600,000(8)	- - -	- - -	300,000 300,000 4,900,000

(1)	The executive officers listed in the Summary Compensation Table above are our only executive officers.

(2)
Represents the grant date fair value of the awards under FASB ASC Topic 718.  Assumptions used for determining the value of the stock awards are set forth in the relevant Cadiz Annual Report to Stockholders in Note 10 to the Consolidated Financial Statements,”Stock-Based Compensation Plans and Warrants”.  The amounts shown for Mssrs. Brackpool and Stoddard for 2007 included conditional stock awards of $4,917,000 and $1,639,000, respectively, for which the vesting conditions were not satisfied and no shares were issued.

(3)
All Other Compensation includes a 401k match that is generally available to all employees.  Messrs. Brackpool and Shaheen received $16,000 and $6,818, respectively, in 401k matching contributions in 2009.  In 2009, Mr. Brackpool’s Other Compensation also includes $30,556 of company paid expenses related to a leased automobile and $2,205 related to life insurance.  Mr. Shaheen’s Other Compensation for 2009 includes $5,169 in a car allowance.  The value of perquisites for each of the other executive officers was less than $10,000, and thus no amount relating to perquisites is included in the Summary Compensation Table.

(4)
The entire amount shown pertains to shares of Milestone-Based Deferred Stock, none of which vested because the milestone conditions, tied to the trading price of our stock, were not satisfied prior to the expiration of the milestone period.

(5)	Mr. Shaheen became our Chief Financial Officer and Secretary effective November 19, 2008.

(6)	The amounts shown in 2009 and 2008 include shares received by Mr. Shaheen under our Outside Director Compensation Program for services performed as a non-employee director.

(7)
Mr. Shaheen received cash fees in the amount of $30,000 in 2008 for his services as a non-employee director of Cadiz.  Additionally, from January 1, 2008, through December 31, 2008, Mr. Shaheen received compensation at the rate of $12,500 per month for agricultural management consulting services pursuant to a Consulting Agreement between Cadiz and AG Derivatives, L.L.C., a California limited liability company.  Mr. Shaheen is the sole member and manager of AG Derivatives, LLC.

(8)
$1,639,000 of the amount shown in 2007 pertains to shares of Milestone-Based Deferred Stock, none of which vested because the milestone conditions, tied to the trading price of our stock, were not satisfied prior to the expiration of the milestone period.

GRANTS OF PLAN-BASED AWARDS

     The following table sets forth each non-equity incentive plan award and equity award granted to our named executive officers during fiscal year 2009.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)		Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) Shares	All Other Stock Awards: Number of Securities (#)
						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards($)
Name	Grant Date(1)	Target ($)	Maximum ($)

Keith Brackpool	5/22/09	-	-	-	60,000(2)	-	-
Timothy J. Shaheen	5/22/09 6/30/09	-	-	-	30,000(2) 942(3)	-	-
Richard E. Stoddard	-	-	-	-	-	-	-

(1)	The grant date set forth in this table is the date the grants became effective.

(2)	Shares granted under the 2007 Management Equity Incentive Plan.

(3)
These shares constitute the 942 shares granted to Mr. Shaheen under Cadiz’ Outside Director Compensation Plan for services rendered by Mr. Shaheen as a non-employee director of Cadiz during the 6 month period ended December 31, 2008, which shares vested on January 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table sets forth certain information concerning outstanding stock and option awards as of December 31, 2009 for each named executive officer.

	Option Awards				Stock Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares of Stock That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)
Keith Brackpool	100,000	-	12.00	5/4/15	-	-

Timothy J. Shaheen	-	-	-	-	-	-

Richard E. Stoddard	100,000	-	12.00	5/4/15	50,000(2)	598,500

(1)	Valued at the $11.97 closing price per share on the NASDAQ Global Market on December 31, 2009.

(2)	These shares represent the shares of time-based deferred stock issued to Mr. Stoddard under the 2007 Incentive Plan, which vested on January 1, 2010.

OPTION EXERCISES AND STOCK VESTED

     The following table sets forth certain information concerning stock option exercises and restricted stock vesting during 2009 for each named executive officer.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Keith Brackpool	-	-	-	-
Timothy J. Shaheen	-	-	1,171(2)	10,840
Richard E. Stoddard	-	-	50,000(3)	661,500

(1)	Value realized equals the price per share of Cadiz common stock measured at the closing price of the stock on the vesting date multiplied by the number of shares received on vesting.
(2)
These shares represent the shares of deferred stock issued to Mr. Shaheen under Cadiz’ Outside Director Compensation Plan for his services as a non-employee director of Cadiz during the 12 month period ended June 30, 2008, which vested on January 31, 2009.

(3)	These shares represent the shares of time-based deferred stock issued to Mr. Stoddard under the 2007 Incentive Plan, which vested on January 1, 2009.

PENSION BENEFITS

     We do not have any qualified or non-qualified defined benefits plans.

NONQUALIFIED DEFERRED COMPENSATION

     We do not have any non-qualified defined contribution plans or other deferred compensation plans.

EMPLOYMENT ARRANGEMENTS

     For the fiscal year ended December 31, 2009, Mr. Brackpool was compensated under an Agreement Regarding Employment pursuant to which Mr. Brackpool received base compensation of $400,000 per year, plus certain fringe benefits including the use of a leased automobile and life and disability insurance benefits funded by us.  Effective May 22, 2009, Mr. Brackpool entered into an Amended and Restated Employment Agreement pursuant to which he continued to receive the same base compensation and fringe benefits.  In addition, upon executing the Amendment and Restated Employment Agreement Mr. Brackpool received an immediate grant of 60,000 shares of common stock under our 2007 Management Equity Incentive Plan.  The Amended and Restated Employment Agreement also provides for Mr. Brackpool's participation in a Long Term Transaction Incentive Plan in addition to allowing for his participation in other management incentive programs that the Board may adopt, including discretionary annual bonuses.  As was the case with his previous Agreement Regarding Employment, the Amended and Restated Employment Agreement requires Mr. Brackpool to perform his services in a satisfactory manner, but does not require that his services be provided on a full-time basis.  In January 2010, Mr. Brackpool received 85,000 restricted shares of common stock pursuant to a contractual agreement not to sell any of those shares for a period of three years ending January 14, 2013, and options to purchase 200,000 shares of common stock at an exercise price of $11.50 per share under our 2009 Equity Incentive Plan that vest 1/3 on issuance, 1/3 on January 14, 2011 and 1/3 on January 14, 2012.

     For the fiscal year ended December 31, 2009, Mr. Stoddard was compensated in accordance with a Consulting Agreement dated August 1, 2002, and extended on January 1, 2004, pursuant to which he received $25,000.00 per month and which continues on a month to month basis until terminated by either party. Under this agreement Mr. Stoddard serves as the Chairman and CEO of the Board of Managers of Cadiz Real Estate LLC, the subsidiary of Cadiz.  The agreement also provides that Mr. Stoddard will participate in the Management Equity Incentive Plan and as a member of the key management team in any further equity grants considered by the compensation committee of the Board of Directors of Cadiz.  In January 2010, Mr. Stoddard received options to purchase 50,000 shares of common stock at an exercise price of $11.50 per share under our 2009 Equity Incentive Plan that vest 1/3 on issuance, 1/3 on January 14, 2011 and 1/3 on January 14, 2012.

     Effective November 19, 2008, Mr. Timothy J. Shaheen became our Chief Financial Officer.  Initially, he received compensation for such services in the amount of $10,000 per month, in addition to the compensation payable to him for his consulting services to the company under the existing consulting agreement between AG Derivatives, L.L.C. and Cadiz and the compensation he received for service in 2008 as a non-employee director under our Outside Director Compensation Plan.  Mr. Shaheen is the sole member and manager of AG Derivatives, LLC.  As of January 1, 2009, Mr. Shaheen was no longer eligible to participate in our Outside Director Compensation Plan and his compensation for service as our Chief Financial Officer was adjusted to enable him to receive the amount he would have otherwise received under the Outside Director Compensation Plan.  Effective May 22, 2009 we entered into a formal employment agreement with Mr. Shaheen providing for a base salary of $300,000, consistent with what he had theretofore been receiving on a month to month basis, and an immediate grant of 30,000 shares of common stock under our 2007 Management Equity Incentive Plan.  The agreement also provides for Mr. Shaheen's participation in a Long Term Transaction Incentive Plan in addition to allowing for his participation in other management incentive programs that the Board may adopt, including discretionary annual bonuses.  In January 2010, Mr. Shaheen received 30,000 restricted shares of common stock pursuant to a contractual agreement not to sell any of those shares for a period of three years ending January 14, 2013, and options to purchase 100,000 shares of common stock at an exercise price of $11.50 per share under our 2009 Equity Incentive Plan that vest 1/3 on issuance, 1/3 on January 14, 2011, and 1/3 on January 14, 2012.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The following table and summary set forth estimated potential payments we would be required to make to our named executive officers upon termination of employment or change in control of the Company, pursuant to each executive’s employment agreement in effect at year end. Except as otherwise indicated, the table assumes that the triggering event occurred on December 31, 2009.

Name	Benefit	Termination without Cause or Resignation upon Company Material Breach ($)	Death or Disability ($)	Termination Following Change of Control ($)

Keith Brackpool	Salary	400,000	800,000	800,000
	Bonus	-	-	-
	Equity Acceleration	-	-	-
	Benefits Continuation(1)	76,924	-	153,848
	Total Value	476,924	800,000	953,848

Timothy J. Shaheen	Salary	150,000	150,000	300,000
	Bonus	-	-	-
	Equity Acceleration	-	-	-
	Benefits Continuation(1)	21,739	-	43,477
	Total Value	171,739	150,000	343,477

Richard E. Stoddard	Salary	-	-	-
	Bonus	-	-	-
	Equity Acceleration	-	-	598,500
	Benefits Continuation	-	-	-
	Total Value	-	-	598,500

(1)	The benefits continuation amounts include car allowances, 401(k) matching benefits, life insurance and paid vacation.
(2)	Valued at the $11. 97 closing price per share on the NASDAQ Global Market on December 31, 2009.

Termination without Cause or Resignation upon Company Material Breach

     If Mr. Stoddard were terminated by us without cause, he would be entitled to, any shares, and such shares would immediately vest, of Time-Based Deferred Stock awarded to him under the 2007 Management Equity Incentive Plan. As of January 1, 2010, all such shares were fully vested by their terms.

     Mr. Brackpool’s Amended and Restated Employment Agreement, effective May 22, 2009, provides that if Mr. Brackpool were terminated by us without cause or if he resigns due to a breach of his Amended and Restated Employment Agreement by us, the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for one year following the effective date of the termination, as though Mr. Brackpool were continuing to provide services to the Company under his Amended and Restated Employment Agreement.

     Mr. Shaheen’s Employment Agreement, effective May 22, 2009, provides that if Mr. Shaheen were terminated by us without cause or if he resigns due to a breach of his Employment Agreement by us, the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for one hundred eighty days following the effective date of the termination, as though Mr. Shaheen were continuing to provide services to the Company under his Employment Agreement.

Termination of Employment Due to Death or Disability

     Mr. Brackpool’s Amended and Restated Employment Agreement, effective May 22, 2009, provides that if he dies or became disabled, he or his estate would be entitled to receive severance for two years consisting of his base compensation.

     Mr. Shaheen’s Employment Agreement provides that if he dies or became disabled, he or his estate would be entitled to receive severance for one hundred eighty days consisting of his base compensation.

Change in Control

     In the event a change in control of the company occurs then all Time-Based Deferred Stock awarded to Mr. Stoddard under the 2007 Management Equity Incentive Plan would vest and be issuable in full.  As of January 1, 2010, all such shares were fully vested by their terms.

     Mr. Brackpool's Amended and Restated Employment Agreement, effective May 22, 2009, provides that if Mr. Brackpool is terminated by us following a change in control, the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for two years following the effective date of the termination, as though Mr. Brackpool were continuing to provide services to the Company under his Amended and Restated Employment Agreement.

     Mr. Shaheen's Employment Agreement, effective May 22, 2009, provides that if Mr. Shaheen is terminated by us following a change in control, the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for one year following the effective date of the termination, as though Mr. Shaheen were continuing to provide services to the Company under his Employment Agreement.

DIRECTOR COMPENSATION

     The following table summarizes the compensation earned by each of the non-employee directors in 2009. Directors who are also officers or employees of the Company receive no compensation for duties performed as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Stephen E. Courter	30,000	13,607	-	43,607
Stephen J. Duffy	30,000	18,143	-	48,143
Geoffrey Grant	30,000	18,143	-	48,143
Winston H. Hickox	30,000	18,143	-	48,143
Murray H. Hutchison	30,000	18,143	-	48,143
Raymond J. Pacini	30,000	18,143	-	48,143

(1)
This column discloses the dollar amount of compensation cost recognized in 2009 based on the fair value at  grant date in accordance with FASB ASC Topic 718. These awards were valued at the market value of the underlying stock on the date of grant in accordance with FASB ASC Topic 718.

(2)	Directors of the Company do not receive stock option awards.

DIRECTOR COMPENSATION POLICY

     Under the Company's current compensation structure, all non-employee directors are entitled to receive, for each 12 month period ending June 30 of each year, the amount of $30,000, prorated for directors serving less than the full 12 months.  Payments are made in 4 quarterly installments of $7,500.  A director is entitled to a $7,500 fee for any quarter in which services are rendered.   Each June 30, non-employee directors are also entitled to receive a deferred stock award consisting of shares of the Company’s common stock with a value equal to $20,000 (calculated with reference to the average closing price of the Company’s common stock during the one month preceding the annual award date), prorated for directors serving less than the full 12 months.

DIRECTOR STOCK OWNERSHIP POLICY

     The Company encourages stock ownership on behalf of its directors.  Thus, the Company’s compensation structure for non-employee directors includes awards of stock as compensation for director services.  See “Director Compensation Policy", above.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2009, with respect to shares of our common stock that may be issued under our existing compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	10,000(1)	$18.99	850,000(2)

Equity compensation plans not approved by stockholders	315,000(3)	$12.09	0

Total	325,000	$12.31	850,000

(1)	Represents 10,000 options outstanding as of December 31, 2009, under Cadiz’ 2007 Management Equity Incentive Plan.

(2)	Represents 850,000 securities issuable as of December 31, 2009, under Cadiz’ 2009 Equity Incentive Plan.

(3)	Represents 315,000 options outstanding as of December 31, 2009, under Cadiz' 2003 Management Equity Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 2009, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

AUDIT COMMITTEE REPORT

     As of December 31, 2009, the Audit Committee is composed of Raymond J. Pacini, Stephen E. Courter, Stephen J. Duffy and Winston H. Hickox.

     Each member of the Committee is an independent director as defined under the listing standards of the NASDAQ Global Market. The Committee operates under a written charter that is reviewed on an annual basis.  During fiscal 2009, the Audit Committee performed all of its duties and responsibilities under its charter.  The purpose of the Audit Committee is to assist the Board of Directors in its oversight of management's control of Cadiz financial reporting processes.

     Management is responsible for the preparation, presentation, and integrity of Cadiz' financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Audit Committee reviews Cadiz' accounting and financial reporting process on behalf of the Board of Directors.  In that regard, of the four times the Committee met in 2008, three of these meetings and one meeting in 2010 were to exercise the Committee's responsibilities related to the Company's quarterly and annual financial statements for fiscal 2009 and management's assessment of the effectiveness of Cadiz' internal controls over financial reporting as of December 31, 2009.  During these meetings, the Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, Cadiz' independent registered public accounting firm, Cadiz' consolidated financial statements, including its audited consolidated financial statements for the year ended December 31, 2009, and financial reporting process, including the system of internal controls over financial reporting and significant accounting policies applied by Cadiz.

     The Audit Committee also reviewed the report of management contained in Cadiz' Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission, as well as PricewaterhouseCoopers LLP's Report of Independent Registered Public Accounting Firm included in Cadiz' 2009 Annual Report on Form 10-K related to its audit of: (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.  The Audit Committee continues to oversee Cadiz' efforts related to its internal control over financial reporting and management's preparations for the evaluation of its internal controls for fiscal 2010.

     The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of PricewaterhouseCoopers LLP. The Committee regularly meets in executive session with PricewaterhouseCoopers LLP, without management present, to discuss the results of their examinations, evaluations of Cadiz' internal controls and the overall quality of Cadiz' financial reporting.

     Cadiz' independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements of Cadiz and expressing an opinion on the conformity of Cadiz' financial statements with U.S. generally accepted accounting principles. The Committee discussed with Cadiz' independent registered public accounting firm the scope and plan for its audits including the review of internal controls prescribed in Section 404 of the Sarbanes-Oxley Act of 2002. The Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PricewaterhouseCoopers LLP has provided the Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Committee concerning independence, and has discussed with the PricewaterhouseCoopers LLP its independence from Cadiz. The Committee also considered the nature and scope of the non-audit services provided by PricewaterhouseCoopers LLP to Cadiz and the compatibility of these services with PricewaterhouseCoopers LLP's independence. The Committee pre-approves all audit and permitted non-audit services to be performed by Cadiz' independent registered public accounting firm pursuant to the terms of the Committee's written charter.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Cadiz' Annual Report on Form 10-K for the year ended December 31, 2009.  The Committee also appointed PricewaterhouseCoopers LLP as Cadiz' independent registered public accounting firm for 2010, and has recommended that such appointment be submitted to Cadiz' stockholders for ratification at the 2010 Annual Meeting of Stockholders.

THE AUDIT COMMITTEE

Raymond J. Pacini, Chairman
Stephen E. Courter
Stephen J. Duffy
Winston H. Hickox

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     For the fiscal years ended December 31, 2009 and 2008, professional services were performed by PricewaterhouseCoopers LLP. Cadiz' audit committee annually approves the engagement of outside auditors for audit services in advance. The audit committee has also established complementary procedures to require pre-approval of all audit-related, tax and permitted non-audit services provided by PricewaterhouseCoopers LLP, and to consider whether the outside auditors' provision of non-audit services to Cadiz is compatible with maintaining the independence of the outside auditors. The audit committee may delegate pre-approval authority to one or more of its members. Any such fees pre-approved in this manner shall be reported to the audit committee at its next scheduled meeting. All services described below were pre-approved by the audit committee.

     All fees for services rendered by PricewaterhouseCoopers LLP aggregated $299,600 and $272,767 during the fiscal years ended December 31, 2009 and 2008, respectively, and were composed of the following:

     Audit Fees.  The aggregate fees accrued by Cadiz for the audit of the annual financial statements during the fiscal years ended December 31, 2009 and 2008, for reviews of the financial statements included in the Company's Quarterly Reports on Form 10Q, and for assistance with and review of documents filed with the SEC were $299,600 for 2009 and $262,667 for 2008.

     Audit Related Fees.  No audit-related fees were billed by PricewaterhouseCoopers LLP to Cadiz during the fiscal years ended December 31, 2009 and 2008.

     Tax Fees.  Fees accrued by Cadiz for tax services during the fiscal years ended December 31, 2009 and 2008 were $0 and $8,600, respectively.

     All Other Fees.  No other fees were billed during the fiscal year ended December 31, 2009.  A licensing fee for accounting software, in the amount of $1,500, was billed during the fiscal year ended December 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There have been no transactions during our last fiscal year with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates requiring disclosure.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

     The Audit Committee, pursuant to the Audit Committee Charter, reviews and approves transactions between the Company on the one hand and a related party, such as our directors, officers, employees, consultants and their family members, on the other hand.

PROPOSAL 2

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants to audit the financial statements of Cadiz for the 2010 fiscal year.  Stockholder ratification of this appointment is not required by our bylaws or other applicable legal requirements.  However, consistent with our past practice, the appointment of PricewaterhouseCoopers LLP is being submitted to our stockholders for ratification.  In the event stockholders do not ratify PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants for the 2010 fiscal year, the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP, but will not be required to select another firm to audit Cadiz' financial statements.  Even if the stockholders do ratify the appointment, the Audit Committee, in its discretion, may appoint a different firm at any time during the year if it believes that such a change would be in the best interests of Cadiz and our stockholders.  PricewaterhouseCoopers LLP has advised Cadiz that neither it nor any of its partners or associates has any direct or indirect financial interest in or any connection with Cadiz other than as accountants and auditors.  A representative of PricewaterhouseCoopers LLP is expected to be present and available to answer appropriate questions at the annual meeting, and will be given the opportunity to make a statement if desired.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the annual meeting. However, if any other matter shall properly come before the annual meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in our proxy statement for the 2011 annual meeting must be received by the Secretary of the corporation at 550 S. Hope Street, Suite 2850, Los Angeles, California 90071 no later than December 31, 2010. For a proposal to be included, you must comply with the rules of the SEC governing the submission of stockholder proposals.

     Under our bylaws, no business may be brought before the 2011 annual meeting unless it is specified in the notice of the meeting, is otherwise properly brought before the meeting by or at the direction of the Board of Directors, or is properly brought before the meeting by a stockholder who has delivered notice to the Secretary of the corporation (containing certain information specified in the bylaws) not less than 90 days prior to the annual meeting. If such a stockholder notice is not timely but is nevertheless presented at the 2011 annual meeting, the proxies solicited for that meeting may confer discretionary voting authority with respect to the business proposed. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

ADDITIONAL INFORMATION

     This proxy statement is accompanied by Cadiz' Annual Report on Form 10-K for the year ended December 31, 2009.  Exhibits to the Form 10-K will be made available to stockholders for a reasonable charge upon their written request to Cadiz, Attention: Corporate Communications, 550 S. Hope Street, Suite 2850, Los Angeles, California 90071.

By order of the Board of Directors

Los Angeles, California
April 27, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 8, 2010. The Proxy Statement and our 2009 Annual Report to Stockholders are available at: http://www.cstproxy.com/cadiz/2010

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
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PROXY
CADIZ INC.
SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints Keith Brackpool and Timothy J. Shaheen, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to appear at the fiscal 2010 Annual Meeting of Stockholders of Cadiz Inc. to be held on the 8th day of June 2010 at 11 a.m., local time, at the law offices of Theodora Oringher Miller & Richman located at 10880 Wilshire Boulevard, Suite 1700, Los Angeles, California 90024 (pursuant to the Notice of Annual Meeting dated April 22,  2010 and accompanying proxy statement), and at any postponement or adjournment thereof, and to vote all of the shares of Cadiz Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

(Continued on reverse side)

CADIZ INC.
Voting by telephone or Internet is quick, easy and immediate.  As a Cadiz Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Standard Time, on June 7, 2010.

Vote Your Proxy on the Internet:
www.continentalstock.com.
Have your proxy card available when you access the website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1 (866) 894-0537.
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE
Vote Your Proxy by Mail:
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 AND 2.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE FOR THE PROPOSALS.

1.	ELECTION OF DIRECTORS	FOR	WITHHOLD
AUTHORITY
(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)			

01.	Keith Brackpool
02.	Murray H. Hutchison
03.	Timothy J. Shaheen
04.	Stephen J. Duffy
05.	Winston Hickox
06	Geoffrey Grant
07	Raymond J. Pacini
08	Stephen E. Courter

2.	Ratification of PricewaterhouseCoopers LLP as independent auditor.	FOR	AGAINST	ABSTAIN
				
3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature(s) _________________________ Signature(s) _________________________ Date ____________
Please sign exactly as name appears hereon.  When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.